Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES FIRST QUARTERLY DIVIDEND INCREASE SINCE LISTING ON THE NASDAQ
CLEVELAND, OHIO – December 11, 2025 - The Board of Directors of Preformed Line Products (NASDAQ: PLPC) announced that its Board of Directors has approved a 5% increase in the company’s quarterly cash dividend. The dividend will rise from $0.20 per share to $0.21 per share, payable on January 20, 2026 to shareholders of record as of January 5, 2026.
This is the first dividend increase since 2001 when Preformed Line Products listed its shares on the NASDAQ stock exchange and reflects the company’s strong liquidity position and commitment to returning capital to shareholders. The decision underscores management’s confidence in the company’s ability to generate consistent cash flows while maintaining flexibility to invest in strategic growth initiatives.
“Our ability to increase the quarterly dividend highlights the strength of our balance sheet, resilience of our business model and future growth outlook,” said Rob Ruhlman, Executive Chairman. “We remain focused on disciplined capital allocation, balancing reinvestment in our operations with meaningful returns to shareholders. We will evaluate further dividend increases based on operating results and business outlook.”
The company has a long-standing track record of returning capital to shareholders through dividends and select share repurchases. Today’s announcement reinforces management’s confidence in the company’s outlook and its commitment to delivering sustainable value creation.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, tariffs, labor disruptions, military conflict, political instability, exchange rates, natural disasters and health epidemics, the strength of demand and availability of funding for the Company’s products (including in light of price increases) and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on March 13, 2025 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
ABOUT PLP
PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS	INVESTOR RELATIONS

JOSH NELSON	ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS	CHIEF FINANCIAL OFFICER

+1 440 473 9120	+1 440 473 9246

JOSH.NELSON@PLP.COM	ANDY.KLAUS@PLP.COM